Exhibit 99.1

DUFF & PHELPS ANNOUNCES THIRD QUARTER 2007 FINANCIAL RESULTS

NEW YORK, NY — November 13, 2007 — Duff & Phelps Corporation (NYSE: DUF), a leading independent financial advisory and investment banking firm, today announced financial results for the third quarter and nine months ended September 30, 2007.  The financial results described below relate to the results for Duff & Phelps Acquisitions, LLC (together with Duff & Phelps Corporation, referred to as Duff & Phelps), which upon completion of Duff & Phelps Corporation’s initial public offering on October 3, 2007 became consolidated into the results of Duff & Phelps Corporation. Prior to the initial public offering, Duff & Phelps Corporation did not engage in any business or activities except in connection with its formation.

For the quarter, revenues excluding reimbursable expenses increased 23.6% to $83.9 million, compared with $67.9 million for the year-ago quarter.  The company generated net income for the third quarter of $10.7 million compared with net income of $7.4 million for the year-ago quarter.  Adjusted EBITDA for the third quarter was $17.1 million, representing 20.3% of revenue excluding reimbursable expenses, compared with $16.2 million for the year-ago quarter, representing 23.9% of revenue excluding reimbursable expenses.

Duff & Phelps believes that Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), which is a non-GAAP measure, viewed alongside GAAP financial performance metrics, provides a relevant and useful benchmark for investors to assess the company’s financial performance and comparability to other companies in its industry, given Duff & Phelps’ recent level of acquisition activity and related capital investments and equity grants.*

For the nine months ended September 30, 2007, Duff & Phelps generated revenues excluding reimbursable expenses of $248.5 million, an increase of 45.7% compared with $170.6 million for the year-ago period.  For the nine months ended September 30, 2007, the company’s net income was $6.0 million, compared with net income of $5.7 million for the year-ago period.  Adjusted EBITDA for the period was $51.4 million, representing 20.7% of revenue excluding reimbursable expenses, compared with $28.6 million for the year-ago period, representing 16.8% of revenue excluding reimbursable expenses.

As of September 30, 2007, Duff & Phelps had 763 client service professionals, compared to 636 client service professionals as of September 30, 2006.

Additionally, as previously announced, on October 31, 2007 Duff & Phelps acquired Rash & Associates, L.P., a nationwide provider of property tax management services, consistent with the company’s ongoing strategy of growing its presence in services that are highly complementary with its existing offerings.  Rash & Associates, L.P. employs over 70 professionals.

Noah Gottdiener, Chairman and Chief Executive Officer, said, “We are delighted to kick off our first quarter as a publicly-traded company with financial results that are consistent with our commitment to achieving worldwide growth.  Our business continues to be driven by increasing global demand for independent assessments of complex valuation-related matters.

“We are also committed to ensuring that our service offerings remain broad and well-balanced.  Our mix of businesses across both our Financial Advisory and Investment Banking segments are highly complementary, and position us to perform consistently across market and economic cycles.  Finally, providing outstanding client service is directly linked, in our view, to the creation of superior shareholder value, and this will remain one of our key objectives.”

* Adjusted EBITDA, as defined by Duff & Phelps, consists of net income before interest income and expense, provision for income taxes, other income, depreciation and amortization, acquisition retention expenses, equity-based compensation as included in both “compensation and benefits” and “selling, general and administrative”, and merger & acquisition costs.

Gerry Creagh, President, said, “We are pleased with the continued growth of our Financial Advisory segment, both in the U.S. and internationally.  Our Investment Banking segment continues to show strength, taking into account the fact that during the third quarter of 2006 this segment earned the largest success fee in our history.”

Earnings Call Webcast

As previously announced, Duff & Phelps will be hosting a conference call today, November 13, 2007, at 8:30am ET, to discuss the company’s financial results.  Interested parties can access the webcast for this call through http://ir.duffandphelps.com/events.cfm.

About Duff & Phelps

Duff & Phelps Corporation (NYSE: DUF) is a leading provider of independent financial advisory and investment banking services, supporting client needs principally in the areas of valuation, transactions, financial restructurings and disputes.  Founded in 1932, the company’s mission is to protect, recover and maximize value for its clients, by providing independent and unbiased advice on issues related to highly technical and complex assessments of value.  Services include financial reporting valuation, tax services, real estate and fixed asset services, M&A advisory, corporate finance consulting, fairness and solvency opinions, restructuring advisory, and dispute and legal management consulting.  Investment banking services are provided by Duff & Phelps Securities, LLC.  With over 1,000 employees serving clients worldwide through offices located in the United States, Europe and Asia, Duff & Phelps is committed to delivering insightful advice and service of exceptional quality, integrity and objectivity. For more information, visit www.duffandphelps.com.

Forward-Looking and Cautionary Statements

Statements in this press release, which are not historical in nature and concern Duff & Phelps Corporation’s current expectations about the company’s reported results for 2007 and future results in 2007 and beyond may contain “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “outlook,” “may,” “will,” “could,” “should,” “seeks,” “expects,” “predicts,” “intends,” “plans,” “anticipates,” “believes,” “approximately,” “estimates,” “potential,” or “continue” or the negative version of those words or other comparable words. Any forward-looking statements reflect our current expectation about our future results, levels of activity, performance or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization and billing rates, number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions do not change from current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Therefore you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our Registration Statement on Form S-1 and in other documents we file with the Securities and Exchange Commission for a complete description of the material risks we face.  We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

 (Financial tables follow)

DUFF & PHELPS ACQUISITIONS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except unit and per unit amounts)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues:
Financial Advisory	$63,362	$46,350	$187,795	$131,429
Investment Banking	20,525	21,530	60,655	39,127
Reimbursable expenses	3,695	2,655	9,753	9,229
Total revenues	87,582	70,535	258,203	179,785
Direct client service costs
Compensation and benefits (including $1,030 and $2,742 of equity-based compensation for the three months ended September 30, 2007 and 2006, respectively, and $23,071 and $5,632 for the nine months ended September 30, 2007 and 2006, respectively)	46,303	37,566	156,353	101,662
Other direct client service costs	1,194	133	2,007	474
Acquisition retention expenses	696	1,114	2,026	5,292
Reimbursable expenses	3,740	2,563	9,825	8,903
Total direct client service costs	51,933	41,376	170,211	116,331
Operating expenses:
Selling, general and administrative (including $406 and $914 of equity-based compensation for the three months ended September 30,2007 and 2006, respectively, and $8,204 and $2,212 for the nine months ended September 30, 2007 and 2006, respectively)	20,720	17,695	69,882	48,000
Depreciation and amortization	2,284	1,842	6,683	5,891
Total operating expenses	23,004	19,537	76,565	53,891
Operating income	12,645	9,622	11,427	9,563
Other expense/(income):
Interest income	(458)	(164)	(1,287)	(291)
Interest expense	1,871	1,524	5,442	4,093
Other (income/expense)	408	379	215	(407)
Total other expenses, net	1,821	1,739	4,370	3,395
Income before taxes	10,824	7,883	7,057	6,168
Provision for income taxes	88	514	1,034	488
Net income	$10,736	$7,369	$6,023	$5,680

DUFF & PHELPS ACQUISITIONS, LLC AND SUBSIDIARIES

OTHER OPERATING DATA (UNAUDITED)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Other Financial Data
Adjusted EBITDA ($ in thousands) (1)	$17,061	$16,234	$51,411	$28,590

Other Operating Data
Number of client service professionals
(at period end)
Financial Advisory	663	558	663	558
Investment Banking	100	78	100	78
Total	763	636	763	636
Average number of client service professionals for the period

Financial Advisory	657	542	607	487
Investment Banking	99	80	102	82
Total	756	622	709	569
Financial Advisory utilization rate (2)	66.7%	61.4%	68.7%	65.5%
Financial advisory rate-per-hour (3)	$315	$312	$322	$300

(1)   The Adjusted EBITDA measure presented consists of net income/(loss) before (a) interest income and expense,(b) provision/(benefit) for income taxes, (c) other (income / expense), (d) depreciation and amortization, (e) acquisition retention expenses, (f) equity-based compensation included in “Compensation and benefits” (g) equity-based compensation included in “Selling, general & administrative”, and (h) merger and acquisition costs

	Adjusted EBITDA Reconciliation (in thousands )
	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net income	$10,736	$7,369	$6,023	$5,680
Provision for income taxes	88	514	1,034	488
Interest income	(458)	(164)	(1,287)	(291)
Interest expense	1,871	1,524	5,442	4,093
Other income	408	379	215	(407)
Depreciation and amortization	2,284	1,842	6,683	5,891
Acquisition retention expenses	696	1,114	2,026	5,292
Equity based compensation included in
“compensation and benefits”	1,030	2,742	23,071	5,632
Equity based compensation included
in “selling, general and administrative”	406	914	8,204	2,212
Adjusted EBITDA	$17,061	$16,234	$51,411	$28,590

(2)   The utilization rate for any given period is calculated by dividing the number of hours all our Financial Advisory client service professional worked on client assignments during the period by the total available working hours for all of such client service professionals during the same period, assuming a 40 hour work week, less paid holidays and vacation days.

(3)   Average billing rate per hour is calculated by dividing revenues for the period by the number of hours worked on client assignments during the same period.

DUFF & PHELPS ACQUISITIONS, LLC AND SUBSIDIARIES

SEGMENT OPERATING RESULTS (UNAUDITED)

(In thousands)

	Three Months ended		Nine Months ended
	September 30,		September 30,
	2007	2006	2007	2006
Financial Advisory:
Revenues	$63,362	46,350	$187,795	131,429
Segment operating income	9,970	5,816	30,508	14,802
Segment operating income margin	15.7%	12.5%	16.2%	11.3%
Investment Banking:
Revenues	20,525	21,530	60,655	39,127
Segment operating income	7,137	10,327	20,975	13,460
Segment operating income margin	34.8%	48.0%	34.6%	34.4%
Total Company:
Revenues	83,887	67,880	248,450	170,556
Reimbursable expenses	3,695	2,655	9,753	9,229
Total revenues and reimbursable expenses	$87,582	70,535	$258,203	179,785
Statement of operations reconciliation:
Total segment operating income	$17,107	16,143	$51,483	28,262
Charges not allocated at the segment level:
Net client reimbursable expenses	45	(92)	72	(327)
Equity-based compensation	1,437	3,657	31,275	7,844
Depreciation and amortization	2,284	1,842	6,683	5,891
Acquisition retention expenses	696	1114	2,026	5,292
Operating income	12,645	9,622	11,427	9,562
Interest expense, net	1,413	1,360	4,155	3,801
Other expense/(income)	408	379	215	(407)
Net income before provision for income taxes	10,824	7,883	7,057	6,168
Provision for income taxes	88	514	1,034	488
Net income	$10,736	7,369	$6,023	5,680

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Investor Relations Breanna Downes (212) 871-7700 Breanna.DownesIR@duffandphelps.com	Media Relations Sherri Saltzman (973) 775-8329 Sherri.Saltzman@duffandphelps.com